UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017 (April 18, 2017)

SITO MOBILE, LTD.
(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐   Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 18, 2017, the Board of Directors (the “Board”) of SITO Mobile, Ltd., a Delaware corporation (the “Company”), determined that Brent D. Rosenthal, a current member of the Board, will not be nominated or recommended by the Board for re-election at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”).

(d) Also on April 18, 2017, the Board appointed Lowell W. Robinson, age 68, to serve as a director of the Company, effective immediately. With the appointment of Mr. Robinson, the SITO Board will be temporarily increased to six directors but will automatically revert back to five directors following the certification of the stockholder vote at SITO’s 2017 Annual Meeting as only five directors will be elected at the 2017 Annual Meeting.

The Board has determined that Mr. Robinson qualifies as an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

In connection with his election to the Board, Mr. Robinson was appointed to the SITO Board’s audit committee, governance and nominating committee and compensation committee.

Mr. Robinson received stock options to purchase 20,000 shares of SITO’s common stock in connection with his appointment as a director and will receive compensation for his services (consisting of cash retainers and eligibility for equity awards) under the Company’s director compensation program applicable to non-employee directors. In connection with his appointment as a director, Mr. Robinson will enter into the Company’s standard form of indemnification agreement.

There are currently no arrangements or understandings between Mr. Robinson and any other person pursuant to which Mr. Robinson was appointed to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Robinson requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Robinson can be found in the press release issued by the Company on April 19, 2017, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description
99.1	Press Release issued by SITO Mobile, Ltd. on April 19, 2017 (filed herewith).

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Important Additional Information And Where To Find It

SITO Mobile, Ltd. (“SITO”), its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder seeking consents (the “Consent Solicitation”). Information regarding the names of SITO’s directors and executive officers and their respective interests in SITO by security holdings or otherwise can be found in SITO’s proxy statement for its 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on January 19, 2016. To the extent holdings of SITO’s securities have changed since the amounts set forth in SITO’s proxy statement for its 2016 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

SITO intends to file a consent revocation statement (the “Consent Revocation Solicitation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: April 19, 2017	/s/ Richard O’Connell Jr.
Name: Richard O’Connell Jr. Title: Interim CEO

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by SITO Mobile, Ltd. on April 19, 2017 (filed herewith).

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